ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, made and entered into as of the 16th day of August 1995, by and between THE BEEBER CORPORATION, a Louisiana corporation ("Seller"), having an office located at 507 North Lake Shore Drive, Lake Charles, Louisiana 70601, and PLAYERS LAKE CHARLES, INC., a Louisiana corporation, its assignee or nominee (the "Buyer"), having an address at 800 Bilbo Street, Lake Charles, Louisiana 70601.

                                R E C I T A L S

         A. Seller is the owner of certain lands and premises, together with the buildings and improvements constructed thereon, and certain property therein contained or used in the operation thereof, located in the City of Lake Charles, Calcasieu Parish, Louisiana, from which Seller conducts a hotel business (the "Business"), as more particularly described in this Agreement.

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller, the above described properties and assets used in such Business, upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the recitals set forth above, which are incorporated herein by reference, and for the payments, mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Sale and Purchase of Assets.

                  (a) Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase and accept from Seller, all of the following properties and assets:

                           (1)     All those certain lots, tracts and parcels of
lands and premises, together with the buildings and improvements located thereon, and all appurtenances thereto, situate at 507 Lake Shore Drive, Lake Charles, Louisiana, as more particularly described in the legal description annexed hereto as Exhibit "A", and by this reference made a part hereof (collectively, the "Premises").

                           (2)     All items of furniture, furnishings,
fixtures, equipment, machinery, parts, tools, vehicles and all other tangible personal property owned by Seller and located in or about and employed in the operation of the Premises, a current inventory of which is annexed hereto as Exhibit "B", and by this reference made a part hereof (the "Personalty"), which Personalty shall, however, be subject to replacements, substitutions and additions in the ordinary course of business between the date of this Agreement and the date of Closing (as hereinafter defined).





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                           (3)     All of Seller's right, title and interest, if
any, in and to the name "Players Lakefront Hotel", or any derivation thereof
(the "Trade Name").

                           (4)     All of Seller's right, title and interest in,
to and under that certain Lease dated May 18 and 19, 1993 between Seller, as landlord, and Buyer, as tenant, relating to portions of the Premises, as supplemented and/or amended (the "Lease").

                           (5)     All of Seller's "Inventory of Supplies"
(which term shall include such paper goods, maintenance and cleaning supplies, towels and linens and similar disposable and expendable supplies employed by Seller in connection with the operation of the Business) existing on the date of Closing. Seller shall supply to Buyer on the date of Closing a statement of Inventory of Supplies then existing.

                           (6)     All of Seller's claims and rights (and
benefits arising therefrom) with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Personalty or Inventory of Supplies or any other Assets described in this
Section 1, and all Permits (as hereinafter defined) and Environmental Permits (as hereinafter defined), to the extent they are legally transferable by Seller.

                           (7)     All computer software, including all
documentation and source codes with respect to such software and licenses and leases of software, all marketing and promotional materials, catalogues and advertising literature, and all telephone numbers of Seller.

                           (8)     Those certain contracts, license agreements,
distribution agreements, sales representative agreements, service agreements, supply agreements, franchise agreements, computer software agreements and technical service agreements listed on Exhibit "C", annexed hereto and by this reference made a part hereof (the "Assigned Contracts").

                           (9)     All customer lists, customer records and
information, and all books and records pertaining to the Assets (as hereinafter defined).

                  (b) The sale of the Premises includes all right, title and interest, if any, of Seller in and to any present or former waterbottom or interest therein related to the Premises or the operation thereof, and/or any land lying in the bed of any street, road, highway, avenue or alley (opened or unopened, existing or proposed, now vacated or hereafter to be vacated) in front of or adjoining the Premises, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street, road, highway, avenue or alley; and Seller agrees to execute and deliver to Buyer, at Closing, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

                  (c) The Premises, Personalty, Trade Name, Lease, Inventory of Supplies and any




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other assets or properties described in this Agreement, or which are sold by
Seller and purchased by Buyer pursuant to the terms of this Agreement, are sometimes collectively referred to herein as the "Assets".

                  (d) Notwithstanding subsections (a), (b) and (c) hereof, the Assets shall not include the following assets of Seller (the "Excluded Assets"):

                           (1)     All cash on hand and in banks, cash
equivalents, and investments;

                           (2)     All accounts receivable and accounts payable
and any other obligations of Seller in connection with the Business, except those which are expressly transferred or assumed by Buyer pursuant to the provisions of this Agreement;

                           (3)     Seller's corporate charter, minute and stock
record books, income tax returns, corporate seal, checkbooks and canceled checks;

                           (4)     Any agreements other than the Assigned
Contracts; and

                           (5)     The Excluded Assets, if any, described on
Exhibit "D", annexed hereto and by this reference made a part hereof.

          2.      Purchase Price for Assets and Manner of Payment.

                  (a) In exchange for the Assets, Buyer shall pay to Seller, and Seller shall accept from Buyer, the total purchase price (the "Purchase Price") consisting of (i) the sum of $6,700,000.00 (the "Fixed Portion"), plus (ii) those sums due to Seller pursuant to Section 2(b) hereof. No separate or additional consideration shall be paid for any individual Asset or category of Assets. The Fixed Portion shall be payable in the following manner:

                           (1)     At the time and place of Closing and passage
of title to the Assets, the sum of $321,040.93, or such other aggregate total amount (the "Payoff Amount"), of all principal, interest, charges and other sums necessary to fully satisfy and discharge of record the First Mortgage (as hereinafter defined), as evidenced by a written payoff statement from the holder of the First Mortgage (including per diem amounts) to be obtained and produced by Seller prior to Closing, by Buyer's paying or causing to be paid the Payoff Amount to the holder of that certain first mortgage encumbering a portion of the Premises granted by Seller, as mortgagor, to Lakeside National Bank, predecessor in interest to First National Bank, as mortgagee, dated July 31, 1990, given to secure payment of a certain Collateral Mortgage Note, dated of even date therewith, in the original principal sum of $1,600,000.00, as amended (the "First Mortgage"), copies of which First Mortgage and all related documents have been delivered by Seller to Buyer prior to the execution hereof.

                           (2)     The balance of the Fixed Portion, after
deduction of the Payoff Amount,




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as follows:

                                   (i)      At the time and place of Closing and
passage of title to the Assets, the sum of $204,120.30 (the "Cash Amount"), by (at Buyer's election) certified or bank cashier's check, or similar check of the title company conducting Closing, drawn on a member bank of the Federal Reserve System, or by federal funds wire transfer to such account as Seller shall designate by written notice to be delivered to Buyer not later than three (3) business days prior to Closing. Buyer and Seller acknowledge and agree that the Cash Amount is an amount estimated by Buyer's title agent to be sufficient to satisfy liens, adjustments and charges, establish a sales tax escrow and to pay other costs for which Seller may be responsible including those amounts for which adjustments and apportionment are to be made pursuant to Section 6 hereof. In lieu of the deduction of the Cash Amount from the Purchase Price otherwise payable pursuant to the terms of Section 2(a)(2)(ii), below, Seller may deposit an amount equal to the Cash Amount on account with Buyer's title agent, provided that (x) such deposit be made by certified or bank cashier's check, drawn on a member bank of the Federal Reserve System, or by federal funds wire transfer to such account as Buyer's title agent shall designate, and (y) that such deposit be made at least one business day prior to the Closing Date. Payment and release of the Cash Amount to Seller shall be subject to the escrow requirements of
Section 19(m), below.

                                   (ii)     On January 15, 1996 (the "Issue
Date") the sum of $6,174,838.80, or such other balance of the Fixed Portion as shall remain after deducting the Payoff Amount and the Cash Amount, if appropriate, and any other post-Closing adjustments as may be required hereunder, by Buyer's causing to be issued to Seller five hundred seven thousand three hundred eighty two (507,382) shares of the capital stock of Players International, Inc. ("PII Stock"), at the agreed price of $12.17 per share. The PII Stock shall be issued and held subject to and in accordance with the provisions of Section 17, below.

                  (b) Pursuant to the terms of that certain letter agreement between Buyer and Seller dated January 25, 1995 (the "Preliminary Agreement") outlining the general terms of the transactions contemplated by this Agreement, Buyer and Seller agreed to certain additional consideration for such transactions. However, the terms of the Preliminary Agreement relating to such payments were replaced by certain terms of that certain Settlement Agreement by and among Buyer, Seller, Jebaco, Inc. ("Jebaco") and certain principals of Seller and Jebaco, entered into as of July 27, 1995 (the "Settlement Agreement"). Buyer and Seller hereby acknowledge that Buyer's agreement to make the "Continuing Payments" to Seller under the terms of the Settlement Agreement was made in recognition of Buyer's agreement under the terms of the Preliminary Agreement to make certain continuing payments to Seller in consideration of the transactions contemplated hereby, and as such shall constitute additional consideration for the transactions contemplated by this Asset Purchase Agreement.

                  (c) Seller hereby acknowledges and agrees that Buyer shall have no responsibility or liability for, under or with respect to any obligation or liability of Seller other than the First Mortgage, and the Assigned Contracts, if any. Except for liabilities expressly and specifically assumed




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pursuant to the provisions of this Agreement, Seller shall indemnify, defend and hold harmless Buyer, and Buyer's employees, agents and directors from and against any and all liability, loss, damage, claim or expense, including attorneys' fees, arising under, from or in connection with the liabilities and obligations of Seller.

          3. Closing. The closing and consummation of this transaction (the "Closing") shall, unless extended by Buyer pursuant to Section 4(d) hereof, take place at the offices of STOCKWELL, SIEVERT, VICCELLIO, CLEMENTS & SHADDOCK, LLC, One Lakeside Plaza, Lake Charles, Louisiana 70601, on August 18, 1995 (the "Closing Date"), commencing at 10:00 a.m., or on such other date, time and/or place as shall be mutually agreed to in writing between Seller and Buyer.

         4.       Quality of Title.

                  (a) Title to the Premises shall be good and marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, and shall be insurable as such at ordinary rates by any reputable title insurance company selected by Buyer. Title to the Premises may however be subject to those title matters specified in Exhibit "E", annexed hereto and by this reference made a part hereof. The foregoing permitted title exceptions are hereinafter referred to as the "Permitted Encumbrances". Seller shall employ the proceeds of Closing to discharge or satisfy any lien, claim or encumbrance not constituting a Permitted Encumbrance. If Seller is unable to convey title to the Premises to Buyer at Closing in accordance with the requirements of this Agreement, Buyer shall have the option (1) of taking such title as Seller is able to convey with abatement of price in the amount (fixed or ascertainable) of any lien on or claim against the Premises, or (2) of terminating Buyer's obligations under this Agreement and being repaid all monies paid by Buyer on account of the purchase price, together with the amount of the charges incurred by Buyer for searching title, the cost of any plans and surveys made by Buyer, and the amount of all other fees, costs and expenses incurred by Buyer in connection with the Premises and Buyer's intended acquisition and development thereof; in either event Buyer shall also have the right to pursue such other remedies as may be available to Buyer at law or in equity.

                  (b) Title to the Personalty shall be free and clear of liens and encumbrances other than Permitted Encumbrances and any Personalty which is designated on Exhibit "B", hereto as being subject to a lease, lease purchase or installment purchase contract, conditional sales or similar agreement.

                  (c) If on the date of Closing the Premises or any portion shall have been affected by a municipal or other assessment or assessments, which have been assessed prior to the date of Closing, or of which the first installment is then a charge or lien, or has been paid, then for all purposes of this Agreement all unpaid installments of any such assessment, including those payable after Closing, shall be deemed to be due and payable and shall constitute liens upon the Premises as of Closing, and Seller shall pay, or provide for payment of, all such assessments and installments thereof, whether due and payable prior to or after the date of Closing. Seller shall, if necessary,




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employ the proceeds of Closing to satisfy any such assessment(s).

                  (d) Notwithstanding the foregoing, Seller acknowledges the existence of: (i) the possibility that the State of Louisiana may assert a claim against the Premises, or portions thereof, or adjacent lands used in connection therewith, based upon the possibility that portions of the Premises or such adjacent lands may have previously been covered or flowed by navigable waters of Lake Charles (the "Waterfront Strip Claim"); and (ii) certain title defects with respect to the conveyance of a fifty (50) foot strip of land along the western boundary of the Premises (the "Conveyance Issues"). Seller acknowledges further that the Waterfront Strip Claim and the Conveyance Issues do not constitute Permitted Encumbrances and will, if not fully resolved prior to Closing, constitute valid objections to title on Buyer's behalf.

                           (1)     Seller acknowledges that Buyer is working to
resolve the Waterfront Strip Claim, but that such efforts by Buyer shall not waive, limit or impair Buyer's right to enforce its rights and remedies upon any failure to remove or otherwise resolve such title objections; it being understood that removal or resolution of the Waterfront Strip Claim is and shall remain a material obligation of Seller hereunder. If, in order to resolve the Waterfront Strip Claim, or any portion thereof, Buyer is required to purchase or lease from the State of Louisiana (or any subdivision, agency or authority thereof), or otherwise pay for the right to use or occupy, any portion of the Premises or any land adjacent to the Premises above the mean high water line, then Buyer shall be entitled to set off the sums required to be so paid against those payments to Seller under Section 2(b), above. Notwithstanding the foregoing, Seller's maximum obligation, and Buyer's maximum right of setoff, with respect to removal or resolution of any part of the Waterfront Strip Claim, shall be limited to the lesser of those amounts required to be paid to the State of Louisiana, or such person or entity claiming under the State of Louisiana, in order to remove or resolve any part of the Waterfront Strip Claim, and the sum of $1,500,000.00 (if a purchase/lump sum payment) or $75,000.00 per year (if a lease or other continuing payment obligation).

                           (2)     Seller acknowledges that Buyer is working to
resolve the Conveyance Issues, but that such efforts by Buyer shall not waive, limit or impair Buyer's right to enforce its rights and remedies upon any failure to remove or otherwise resolve such title objections; it being understood that removal or resolution of the Conveyance Issues is and shall remain a material obligation of Seller hereunder.

                  (e) Notwithstanding any other provision herein contained, if at the Closing Date Seller is unable to convey the title to the Assets as required under this Section 4, then in addition to any of Buyer's other rights or remedies hereunder, Buyer shall have the right (but not the obligation) to extend the date for closing for six (6) consecutive 2 month periods of time as determined by Buyer, in its sole discretion, to permit the removal or resolution of any remaining objections to title (including, without limitation, the Waterfront Strip Claim or the Conveyance Issues). This right of extension shall apply to the original Closing Date, as well as any extended Closing Date established pursuant to the preceding sentence.




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         5. Title Conveyance and Possession. Title to the Assets shall be conveyed from Seller to Buyer at Closing by General Warranty Deed for the Premises, general warranty bill of sale for the Personalty and Inventory of Supplies and by assignment or bill of sale, as appropriate, for such other Assets as are sold and conveyed by Seller and purchased by Buyer pursuant to the terms of this Agreement, in each case in proper form for recording, if appropriate, and duly executed and acknowledged by Seller. If Buyer causes a survey to be made, the description in such deed shall be based upon the survey. Actual possession of the Assets shall be delivered to Buyer on the date of Closing, subject only to the rights of occupancy of transient guests holding advance reservations and tenants pursuant to written leases disclosed to and approved by Buyer.

          6.      Apportionments, Adjustments and Incidental Costs.

                  (a) At Closing, the following items of income and expense affecting the Premises and operation of the Assets shall be adjusted and apportioned pro rata between Buyer and Seller, as of the date of Closing such that Seller shall be responsible for all such charges allocable to any period prior to Closing, and Buyer shall be responsible for all such charges allocable to any period from and after Closing:

                           (1)     All state, parish and local real estate
taxes, personal property taxes, transaction privilege and use taxes, hotel room or bed taxes, rental taxes or similar taxes, and sewer and water charges, based on the fiscal year(s) of assessment;

                           (2)     Amounts due and prepaid under the Assigned
Contracts specified in Exhibit "C" hereto;

                           (3)     Seller shall be charged, and Buyer shall
receive a credit, on account of all wages, vacation and holiday pay, payroll expenses, severance pay, pension and welfare benefits and other hotel employee benefits accrued and unpaid as of 11:59 p.m., Lake Charles time, on the date preceding the Closing Date. Seller shall be responsible for all pension plan withdrawal liability occasioned by the sale of the Assets pursuant to this Agreement;

                           (4)     All current charges for gas, electricity
(as allocated between Seller and Buyer based on a separate meter) and other public utilities service and telephone charges with respect to Seller's operation of the Assets, on a per diem basis based upon the current period's billings therefor.

Buyer, at its election, may cause Seller to terminate as of the date of Closing Seller's existing accounts for gas, electricity and other public utilities and telephone service to the Premises. To such extent, Buyer shall establish, on the date of Closing, accounts in the name of Buyer for such utility and telephone service. In such case, all utility charges for periods through 11:59 p.m., Lake Charles time, on the date preceding the Closing Date shall be the sole and exclusive responsibility of Seller.





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                  (b) All receipts from guest room rentals prior to the Closing
Date shall belong to Seller. One half of the guest room rentals, whether in cash or accounts receivable, arising from occupancy for the entire night beginning on the day preceding the Closing Date shall be credited to each of Buyer and Seller. All receipts thereafter (whether for guest room rentals or other goods or services) shall belong to Buyer. All prepaid rentals, room rental deposits and all other deposits for advance registration, banquets, or future services paid to Seller prior to the Closing Date shall be credited to Buyer (the amount of such charges and deposits shall be determined by reference to the statement thereof prepared by Seller and provided to Buyer on the date of Closing). Buyer hereby agrees to indemnify and hold Seller harmless from and against all loss, cost and expense which may be incurred by Seller as a result of claims made with respect to the application of such charges and deposits and reservations represented thereby after the date of Closing. Seller hereby agrees to indemnify and hold Buyer harmless from and against any loss, cost, liability or expense incurred by Buyer as a result of any incompleteness or inaccuracy in the statement of such charges and/or deposits delivered to Buyer.

                  (c) All petty cash and cash in cash registers as of 11:59 p.m., Lake Charles time, on the day preceding the Closing Date shall remain the property of Seller.

                  (d) At Closing, Seller shall provide to Buyer a detailed schedule of any valuables or other property of hotel guests which have been checked with or left in the care of Seller, including, without limitation, items placed in any safe or safe deposit box(es) at the Premises, as of the Closing Date. Buyer shall not be liable or responsible for any such items not specified on such list, and Seller shall indemnify and hold harmless Buyer from and against any liability or responsibility in connection with the theft or mishandling of such items prior to the Closing Date, and in connection with the theft, mishandling or other disposition of any such items not specified on such list, at any time.

                  (e) Buyer shall pay for the preparation of the deed, bill of sale and other documents required to transfer to Buyer title to the Assets, and Buyer's usual and customary Closing costs and its counsel fees. Seller shall pay for all reasonable costs associated with the curing of any title deficiency (except as otherwise provided under Section 4(d) hereof) and Seller's usual and customary Closing costs and its counsel fees. Seller shall pay for any realty transfer fee, tax or similar charge.

                  (f) At the time and place of Closing and passage of title to the Assets, Seller shall pay the sum of $306,830.27, or such other aggregate total amount of all principal, interest, charges and other sums necessary to fully satisfy the outstanding principal balance of that certain note delivered by Seller to Buyer in connection with the settlement of that certain litigation by and among Buyer, Seller, Jackpot Novelty, Inc. and certain other parties regarding the operation of video poker devices at the Premises.

                  (g) In consideration of Seller's agreement to vacate the Premises within thirty (30) days after the date of Closing, and in consideration of Seller's waiver of Buyer's obligations under the Preliminary Agreement to provide Seller with office space for two (2) years after the date of Closing,




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Buyer shall pay to Seller the sum of $26,160.08.

         7. Seller's Representations and Warranties. Seller represents and warrants to Buyer that, except as set forth in the schedule delivered by Seller to Buyer concurrently herewith and identified as the "Disclosure Schedule":

                  (a) Seller is a corporation duly organized, existing and in good standing, under the laws of the State of Louisiana.

                  (b) Seller has full corporate power and authority to enter into and perform (x) this Agreement and (y) all documents and instruments to be executed by Seller pursuant to this Agreement (collectively, "Seller's Ancillary Documents"). This Agreement has been, and Seller's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Seller.

                  (c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement and Seller's Ancillary Documents and the consummation by Seller of the transaction contemplated by this Agreement and Seller's Ancillary Documents.

                  (d) Neither the execution and delivery of this Agreement and Seller's Ancillary Documents by Seller, nor the consummation by Seller of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's Articles of Incorporation or By-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award.

                  (e) Seller's books, accounts and records pertaining to the Assets are, and have been, maintained in Seller's usual, regular and ordinary manner, in accordance with generally accepted accounting practices and all transactions to which Seller has been a party are properly reflected therein.

                  (f) Seller has good and marketable title to, and the corporate power to sell, the Assets, free and clear of any liens, claims, encumbrances and security interests, except for liens for non-delinquent taxes. Other than the First Mortgage, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Assets has been recorded, filed, executed or delivered.

                  (g) None of Seller's officers, directors, employees or stockholders or members of their families (or any entity in which any of them has a material financial interest, directly or indirectly), owns any assets which are used in the Business, except for assets being transferred to Buyer in accordance with the provisions hereof.

                  (h) The Disclosure Schedule correctly and completely lists and describes all material




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contracts, leases, and agreements to which Seller is a party and which relate to the conduct of the Business, including, without limitation: employment and employment related agreements; covenants not to compete; loan agreements; notes; security agreements; sales representative, distribution, franchise, advertising and similar agreements; leases and subleases relating to the Personalty or Premises; license agreements; purchase orders and purchase contracts and sales orders and sales contracts. All contracts, leases and other instruments referred to in this Section 7, and all other contracts or instruments to which Seller is a party, are in full force and binding upon the parties thereto. No default by Seller has occurred thereunder and, to the best of Seller's knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Seller thereunder.

                  (i) Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which Seller may not terminate such agreement or instrument upon Closing hereunder, or under which performance by Seller according to the terms of this Agreement will be a default or an event of acceleration, or whereby timely performance by Seller according to the terms of this Agreement may be prohibited, prevented or delayed. Seller will terminate any such agreement or instrument (other that those expressly assumed by Buyer) simultaneously with Closing.

                  (j) The Disclosure Schedule contains a true and correct copy of every license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to Seller, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by Seller, which is in effect or has been applied for or is pending, exclusive of Environmental Permits (as hereinafter defined) (the "Permits"). Such Permits constitute all licenses, permits, registrations, approvals and agreements and consents (other than Environmental Permits) which are required in order for the Seller to conduct the Business as presently conducted.

                  (k) Attached hereto as Exhibit "F" and made a part hereof is a complete list of: (i) each labor or employment agreement to which Seller is a party or by which it is bound; (ii) each employment profit sharing, stock option, stock purchase, deferred compensation, bonus, pension, retainer, consulting, retirement, health, welfare, incentive plan or contract or similar agreement to which Seller is a party or by which it either is or may be bound;
(iii) each plan and agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs and related or similar benefits) are afforded to an employee of Seller; and (iv) the name, job description, salary and fringe benefits of each employee, agent, or consultant of Seller. Prior to the date of this Agreement, Seller has delivered or has caused to be delivered to Buyer true, complete and accurate copies of all such labor or employment agreements and plans (the "Labor and Employment Agreements and Plans"). Seller has complied in all material respects with all applicable laws, rules and regulations relating to (i) the employment of labor, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities, and
(ii) the




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closure of the Business, notice of which was given to all employees on
_____________, 1995, as required by the Federal Worker Adjustment and Retaining Notification Act ("WARN").

                  (l) There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, to the best of Seller's knowledge, threatened, against Seller or its affiliates, or with respect to the consummation of the transaction contemplated hereby, or the use of the Assets (whether used by Buyer after the Closing or by Seller prior thereto).

                  (m) Seller is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to its properties, assets, personnel or business activities.

                  (n) Seller is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any Federal, state or local governmental authority (or to which its properties, assets, personnel, business activities or the Premises are subject or to which it, itself, is subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes. Copies of all notices of violation of any of the foregoing which Seller has received within the past three years are attached to the Disclosure Schedule.

                  (o) Both Seller and its assets and business (including, without limitation, the Assets and the Business) are in compliance with all Environmental Laws (as hereinafter defined) and Environmental Permits (as hereinafter defined). A copy of any notice, citation, inquiry or complaint which Seller has received in the past three years of any alleged violation of any Environmental Law or Environmental Permit is contained in the Disclosure Schedule. Seller possesses all Environmental Permits which are required for the operation of the Business, and is in compliance with the provisions of all such Environmental Permits. Copies of all Environmental Permits issued to Seller are contained in the Disclosure Schedule. As used in this Agreement, "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever; and "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

                  (p) Seller has no agreements, directly or indirectly, with any present employees, representatives or agents of Seller which would require or suggest continued employment by or association with Buyer.

                  (q) To the best of Seller's knowledge, information and belief, the representations




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and warranties of Seller in this Agreement do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein not misleading.

                  (r) The copies of all documents furnished by Seller to Buyer pursuant to the terms of this Agreement are complete and accurate. The Disclosure Schedule contains complete and accurate copies of all documents referred to therein. The information contained in the Disclosure Schedule is complete and accurate.

         8. Conduct Prior to the Closing. Between the date hereof and the Closing Date:

                  (a) Seller shall give to Buyer's officers, employees, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of Seller and shall furnish to Buyer such information pertaining to the Assets as Buyer may at any time and from time to time reasonably request.

                  (b) Seller shall use its best efforts and make every good faith attempt (and Buyer shall cooperate with Seller) to obtain all consents specified by Buyer to the assignment of, or alternate arrangements satisfactory to Buyer with respect to, any Assigned Contract, Permit or Environmental Permit, which is to be assigned to Buyer hereunder and which may be required for such assignment to be effective (the "Consents").

                  (c) Seller shall carry on the Business in the usual and ordinary course of business, consistent with past practices and shall use its best efforts to preserve its business and the goodwill of its customers, suppliers and others having business relations with Seller and to retain its business organization intact, and shall maintain all of its properties in good operating condition and repair, ordinary wear and tear excepted. Notwithstanding the foregoing, Seller shall take whatever steps are necessary to terminate the employment of its employees at the Business, such termination to be effective as of the Closing Date. Seller may continue to employ such of its employees as it desires to use in any business of Seller, provided that Seller will employ any such employee at its sole risk and expense.

                  (d) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

         9. Conditions Precedent to Buyer's Obligations. The obligation of Buyer to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Buyer's option, be terminated pursuant to and with the effect set forth in Section 10:




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                  (a) Each and every representation and warranty made by Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) All obligations of Seller to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Seller would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed.

                  (c) All Consents necessary for Seller's performance hereunder shall have been obtained by Seller.

                  (d) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

         10.      Effect of Termination/Proceeding

                  (a) Right to Terminate. This Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 19(a):

                           (1)     by the mutual written consent of Buyer and
Seller; or

                           (2)     by either of such parties if the Closing
shall not have occurred at or before 5:00 p.m., Lake Charles time, on the Closing Date, as the same may have been extended by Buyer pursuant to Section 4(d) hereof or by mutual agreement of the parties; provided, however, that the right to terminate this Agreement under this Section 10 shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

                  (b) Remedies. In the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees).

                  (c) Injunctive Relief. Seller specifically recognizes that any breach of the provisions of this Agreement will cause irreparable injury to Buyer and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller agrees that in the event of any such breach, Buyer shall be entitled to equitable




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relief, including the specific performance of Seller's obligations hereunder, and such other legal and equitable remedies that may be available.

          11. Authority of the Parties. Each of Buyer and Seller represents and warrants to the other that it is a corporation duly organized and validly existing under and by virtue of the laws of the State of Louisiana and has full power and authority to enter into and consummate this Agreement in accordance with the terms and conditions herein contained, and that there are no agreements, commitments or contracts, whether oral or written, to which it is a party, or by which any of its properties and assets are bound, which would prevent it from performing this Agreement in accordance with the terms and conditions herein contained.

         12. Fire, Other Casualty. All of Seller's fire insurance in force at the date of this Agreement shall be maintained at the expense of Seller until Closing. As of the date hereof, Seller's fire insurance policy shall be endorsed by the insurance company for the benefit of both Seller and Buyer as their respective interests may appear. Seller agrees that the proceeds of any such insurance shall be paid or credited to Buyer at Closing and all unpaid claims and rights in connection with losses will be assigned to Buyer at Closing. Notwithstanding anything to the contrary contained herein, if any buildings, improvements and fixtures on the Premises are not in the same condition at the time of Closing as they are at the date of this Agreement, ordinary wear and tear expected, Buyer shall have the right, at Buyer's option, to terminate this Agreement.

         13. Condemnation. In the event of the taking of all or any part of the Premises by eminent domain proceedings or the commencement of any such proceedings, Buyer shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller on or before the date fixed for Closing hereunder. If Buyer does not so terminate this Agreement, the purchase price for the Premises shall be reduced by the total of any awards or other process received by Seller with respect to any taking, and at Closing Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings immediately after Seller learns of any such proceedings. Buyer shall have the sole right (in the name of Buyer or Seller or both) to negotiate for, to agree to and to contest all offers and awards.

         14.      Deliveries.

                  (a) At Closing Seller shall deliver, or cause to be delivered, to Buyer the following:

                           (1)     The deed conveying title to the Premises;

                           (2)     The bill of sale to the Personalty and
Inventory of Supplies, in the form of Exhibit "G" hereto;

                           (3)     An assignment, in the form of Exhibit "H"
hereto, of prepaid room




                                       14

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AC-57140/3
September 18, 1995




charges and advance deposits held by Seller;

                           (4)     An assignment, in the form of Exhibit "H"
hereto, of all Permits, and of any Assigned Contracts specified in Exhibit "C", hereto, and renewals thereof;

                           (5)     An assignment, in the form of Exhibit "H"
hereto, of any rights of Seller to the Trade Name;

                           (6)     Resolutions of Seller's Board of Directors,
or certificates of Seller's secretary attesting to the adoption of such resolutions, evidencing the authority of Seller to consummate this transaction upon the terms and conditions contained in this Agreement;

                           (7)     The Registration Rights Agreement more
particularly described under Section 17, below;

                           (8)     The Termination and Release more particularly
described under Section 18, below; and

                           (9)     Such other documents and instruments as shall
be reasonably required in order for Seller to consummate this transaction in accordance with the terms and conditions of this Agreement.

                  (b) At Closing, Buyer shall deliver, or cause to be delivered, to Seller, the following:

                           (1)     The Cash Amount, in immediately available
funds, as adjusted in accordance with the provisions of this Agreement;

                           (2) The Agreement of Players International, Inc. to
issue its common stock representing the balance of the Purchase Price as provided pursuant to Section 2(a)(2), above;

                           (3)     Resolutions of Buyer's Board of Directors, or
certificates of Buyer's secretary attesting to the adoption of such resolutions, evidencing the authority of Buyer to consummate this transaction upon the terms and conditions contained in this Agreement;

                           (4)     The Registration Rights Agreement more
particularly described under Section 17, below;

                           (5)     The Termination and Release more particularly
described under Section 18, below; and

                           (6)     Such other documents and instruments as shall
be reasonably required




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AC-57140/3
September 18, 1995




for Buyer to consummate Closing in accordance with the intents expressed herein.

         15.      Post-Closing Agreements.

                  (a) Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Section 15.

                  (b) Certain Assignments. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, Permit, Environmental Permit, commitment, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Buyer and Seller shall cooperate in any arrangement Buyer may reasonably request to provide for Buyer the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order.

                  (c) Use of Trademarks; References to Seller. Seller shall cease to use and shall not permit any third party to use the name "Players Lakefront Hotel", or any version of the "Players" name, or any other name, slogan, logo or trademark which is similar to any of the foregoing.

                  (d) Employees. Buyer shall not be obligated to offer employment to any employee of Seller, but Buyer shall have the right to employ employees of Seller as of the Closing Date, on terms and conditions established by Buyer in its sole discretion.

                  (e) Back-Up. Seller shall, at Buyer's request, furnish such detailed back-up material with respect to the Assets, the past financial statements of Seller (to the extent that such statements pertain to the Assets) and the Assumed Contracts as are in Seller's possession or are reasonably available to Seller.

                  (f) Sales and Transfer Taxes and Fees. At Closing, Seller shall pay in escrow to the authorized agent of the title insurance company chosen by Buyer, from the Cash Amount, all sales taxes and/or use taxes, recording fees, personal property title application fees, real property transfer taxes and fees and all other taxes and fees on transfer of the Assets arising by virtue of the sale of the Assets to Buyer, regardless of whether the liability for said taxes or fees is imposed by law upon Seller or upon Buyer.

                  (g) Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Assets to Buyer, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby. This provision shall survive Closing hereunder.

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AC-57140/3
September 18, 1995




         16.      Indemnification.

                  (a) General. From and after the Closing, the parties shall indemnify each other as provided in this Section 16. For the purposes of this
Section 16, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim.

                  (b) Indemnification Obligations of Seller. Seller shall defend, indemnify, save and keep harmless Buyer and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

                           (1)     any inaccuracy in or breach of any
representation and warranty made by Seller in this Agreement or in any closing document delivered to Buyer in connection with this Agreement;

                           (2)     any breach by Seller of, or failure by Seller
to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Section 16);

                           (3)     the failure to discharge when due any
liability or obligation of Seller other than the First Mortgage or the Assigned Contracts, or any claim against Buyer with respect to any such liability or obligation or alleged liability or obligation;

                           (4)     any claims by parties other than Buyer to the
extent caused by acts or omissions of Seller on or prior to the Closing Date, including, without limitation, claims for Damages which arise or arose out of Seller's operation of the Business or by virtue of Seller's ownership of the Assets on or prior to the Closing Date; or

                           (5)     any debts, liabilities, penalties, fines,
sanctions, assessments and obligations arising under the Labor and Employment Agreements and Plans (defined in subsection 7(k)), under WARN (defined in subsection 7(k)) and other similar laws.

                  (c) Buyer's Indemnification Covenants. Buyer shall defend, indemnify, save and keep harmless Seller and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

                           (1)     any inaccuracy in or breach of any
representation and warranty made

AC-57140/3
September 18, 1995




by Buyer in this Agreement or in any closing document delivered to Seller in connection with this Agreement;

                           (2)     any breach by Buyer of, or failure by Buyer
to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Section 16);

                           (3)     any claims by parties other than Seller to
the extent caused by the acts or omissions of Buyer after the Closing Date and not constituting an Excluded Liability, including, without limitation, claims for Damages which arise out of Buyer's operation of the Assets after the Closing Date.

         17.      Provisions Governing PII Stock.

                  (a) Restrictions; Registration. Seller acknowledges and agrees that the PII Stock issued as part of the Purchase Price under Section 2 hereof will not be registered under federal securities laws, nor any rules or regulations of the United States Securities and Exchange Commission. Accordingly, transfer or other disposition of the PII Stock is restricted under applicable securities laws, rules and regulations. At Closing, Players International, Inc. shall enter into a Registration Rights Agreement with Seller, in the form annexed hereto as Exhibit "I", and by this reference made a part hereof, pursuant to which Seller shall be granted "piggyback" registration rights only, subject to certain conditions therein contained.

                  (b)      Put Option.

                           (1)     From the Issue Date through the third
anniversary of the Issue Date, Seller shall have the right and option, exercisable upon written notice to Buyer ("Put Notice"), to require Players International, Inc. ("PII") to purchase all, or a minimum of ten percent (10%), of the PII Stock issued or required to be issued to Seller under Section 2 hereof, for a purchase price, payable by Buyer's check in full at the closing of such purchase, equal to the value assigned to such PII Stock under Section 2(a)(2)(ii) hereof (such rights referred to as the "Put Rights"). The closing of any such transaction shall be held at the principal headquarters of Buyer, within ninety (90) days after Buyer's receipt of the Put Notice. Seller acknowledges and agrees that PII may designate a nominee or assignee to acquire Seller's PII Stock.

                           (2)     Seller shall not transfer, convey, pledge or
assign the Put Rights, nor any portion thereof or rights therein, under any circumstances except as provided for in this Subsection 17(b)(2). At such time as Seller and Buyer negotiated for the creation of the Put Rights, Seller acted by and through its shareholders William Woodward, Elizabeth Woodward and Timothy Vaughan (the "Shareholders"). In contemplation of the potential liquidation of Seller, Buyer agrees that upon delivery of prior written notice to Seller, Buyer may transfer, convey, pledge or assign its Put Rights to William Woodward, Elizabeth Woodward and Timothy Vaughan. Any purported disposition of the

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AC-57140/3
September 18, 1995




Put Rights other than in accordance with the foregoing shall be void and of no effect.

                  (c)      Regulatory Matters.

                           (1)      Buyer is licensed by and/or otherwise
subject to the authority of gaming authorities in various jurisdictions. This Agreement may be terminated by Buyer without liability on its part if any such gaming authority requires or recommends the Agreement to be terminated or if the continuance of this Agreement in the reasonable belief of Buyer will have detrimental impact on the ability of Buyer to obtain or maintain its licensure in any jurisdiction.

                           (2)      Buyer is a subsidiary of Players
International, Inc. ("PII"). PII has adopted a Regulatory Compliance Policy which is applicable to Buyer, a copy of which has previously been delivered to Seller. Seller agrees to provide for Buyer such documentation, information, and assurances regarding itself, and its directors, officers, principal shareholders, and principal employees, as may be reasonably necessary in order for Buyer to comply with PII's Regulatory Compliance Policy. Buyer may terminate this Agreement without liability on its part if Seller fails to comply with this paragraph or if the continuation of this Agreement in the reasonable belief of Buyer will have a detrimental impact on any governmental approval or licenses held by Buyer or its affiliates.

         18.      Provisions Re: Lease.

                  (a) As of the date of this Agreement, the Premises is subject to the Lease as modified by the Closing Agreement. Seller and Buyer hereby specifically agree that the Lease shall terminate and be of no further force or effect from and after the completion of Closing hereunder; provided, however, that all agreements of indemnity between Seller and Buyer, as Landlord and Tenant under the Lease, shall continue in full force and effect as if the Lease had not been terminated.

                  (b) Release and Termination. Buyer and Seller agree to execute and deliver at Closing a Termination and Release with respect to the Lease, in the form annexed hereto as Exhibit "J", and by this reference made a part hereof.

         19.      Miscellaneous.

                  (a) Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized overnight courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile.

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AC-57140/3
September 18, 1995




All notices shall be addressed as follows:

                           If to Seller, addressed to:

                           The Beeber Corporation
                           P.O. Box 3023
                           Lake Charles, Louisiana 70602
                           Attention: William Woodward
                           Telecopier:  (318) 433-5253

                           with a copy to:

                           Karl E. Boellert, Esquire
                           714 Pujo Street
                           Lake Charles, Louisiana 70601
                           Telecopier:  (318) 433-4169

                           If to Buyer, addressed to:

                           Players Lake Charles, Inc.
                           800 Bilbo Street
                           Lake Charles, Louisiana 70601
                           Attention: Dietrich Mayring
                           Telecopier: (318) 437-1586

                           with a copy to:

                           Players International, Inc.
                           3900 Paradise Road, Suite 135
                           Las Vegas, Nevada 89109
                           Attention: Patrick H. Madamba, Esq.
                           Telecopier: (702) 792-9843

                           and a copy to:

                           Horn, Goldberg, Gorny, Daniels, Plackter & Weiss 1300 Atlantic Avenue, Suite 500
                           Atlantic City, New Jersey 08401
                           Attention: Nicholas Casiello, Jr., Esquire
                           Telecopier: (609) 348-6834

and/or to such other respective addresses and/or addressees as may be designated by notice given in

AC-57140/3
September 18, 1995




accordance with the provisions of this Section 19(a). Counsel for either party may give notice hereunder on behalf of such party.

                  (b) Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Upon the execution of this Agreement, the Preliminary Agreement, and the rights and obligations created thereby, shall be null and void. Each exhibit, and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto. This Agreement is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Agreement.

                  (c) Survival; Non-Waiver. All representations and warranties shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

                  (d) Applicable Law. It is agreed by and between the parties hereto that this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

                  (e) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (f) Assignability. Buyer's interest hereunder shall be assignable, and Seller agrees to convey the Assets to any assignee or nominee of Buyer.

                  (g) Headings. The headings contained herein are not part of this Agreement. They are only for convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Agreement.

                  (h) Time of the Essence. The date and time of Closing, and all other dates and times specified herein for performance by the parties are and shall be of the essence of this Agreement.

                  (i) Number and Gender. For the purposes of this Agreement, the neuter shall be

AC-57140/3
September 18, 1995




deemed to include the masculine and the feminine, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.

                  (j) Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (k) Brokerage. Seller agrees to indemnify Buyer and hold Buyer harmless from and against the claims of any and all brokers and other intermediaries employed by Seller in connection with the sale of the Premises and/or the other Assets. Buyer agrees to indemnify Seller and hold Seller harmless from and against the claims of any and all brokers and other intermediaries employed by Buyer in connection with the sale of the Premises and/or the other Assets.

                  (l) Arbitration. Any and all disputes or disagreements hereunder shall be resolved by arbitration before a single arbitrator, acting under and pursuant to the commercial arbitration rules of the American Arbitration Association, venued in Calcasieu Parish, Louisiana. The decision of such arbitrator may be enforced by any court of competent jurisdiction.

                  (m) Escrow for Louisiana Bulk Sales and Sales Tax requirements. Seller agrees that at the time and place of Closing, Seller shall place in escrow with the authorized agent of Buyer's chosen title insurance company part of the Cash Amount in the sum of $17,203.35 which Seller represents and warrants is sufficient to satisfy and protect Buyer and the Assets from claims of Seller's creditors and/or the State of Louisiana, relating to Seller's accounts payable and liability for sales tax. Upon Seller's presentation to Buyer of (1) a receipt from the Secretary of the Louisiana Department of Revenue showing all sales and use taxes, penalties and interest paid, or a certificate stating that no such sums are due; and (2) other proof that Seller's trade and other creditors have been paid in full, the aforesaid escrow may be released to Seller. Until and unless such proof is given, such amount shall remain in escrow, and if such proof is not made by Seller within thirty (30) days after Closing, Buyer may use such amounts to pay and satisfy the tax, trade and other liabilities of Seller. If the escrow amount is insufficient to satisfy any of Seller's liabilities as aforesaid, Buyer shall be permitted to setoff such deficiency against any of Buyer's continuing payments to Seller as contemplated under Section 2(b) hereof.

         20. Survival of Closing. Notwithstanding any presumption to the contrary, all covenants, conditions and representations contained in this Agreement, which, by their nature, impliedly or expressly, involve performance, in any particular, after Closing, or which cannot be ascertained to have been fully performed until after Closing, shall survive Closing. This provision shall be effective as to all such covenants, conditions and representations, notwithstanding that as to some of them, it may be expressly stated that they survive.

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AC-57140/3
September 18, 1995




         THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of August, 1995.

                                 THE BEEBER CORPORATION, a Louisiana corporation
WITNESSES:

__________________                          BY:___________________________
                                            Name:  William D. Woodward
                                            Title:  President
------------------

                                            ---------------------------
                                                   NOTARY PUBLIC


         THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at Las Vegas, Nevada on this ____ day of August, 1995.


                            PLAYERS LAKE CHARLES, INC., a Louisiana corporation
WITNESSES:

__________________                                BY:___________________________
                                                     David Fishman, President
------------------


                                            ---------------------------
                                                   NOTARY PUBLIC





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September 18, 1995





                                    JOINDER

     Players International, Inc. hereby joins in the execution of this Agreement for the sole purpose of evidencing its agreement under Section 17(a) and (b) hereof. Players International, Inc. does not, by its execution hereof, agree to be bound by or serve as guarantor or endorser of any obligations of Buyer under the above Agreement.

                              PLAYERS INTERNATIONAL, INC., a Nevada corporation
ATTEST:

__________________                               BY:___________________________
Name:                                            Name:
Title:                                           Title:





                                       24

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AC-57140/3
September 18, 1995




                                                 LIST OF EXHIBITS


"A"                           Legal Description
"B"                           Personalty
"C"                           Assigned Contracts
"D"                           Excluded Assets
"E"                           Title Matters
"F"                           Labor and Employment Agreements and Plans
"G"                           Bill of Sale
"H"                           Assignment
"I"                           Registration Rights Agreement
"J"                           Termination and Release with respect to the Lease






                                                       25

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September 18, 1995




                                  EXHIBIT "A"

The Property shall include all of the following three tracts of land described as follows:

TRACT #1:

     Commencing at the Northwest Corner of a tract of land on Lake Charles being the Northwest Corner of property acquired by Sam Sonnier by deed recorded in Book 1068 at Page 49 of the Conveyance Records of Calcasieu Parish, Louisiana, said point of commencement being on the South right of way line of Highway I-10 and located 925.7 feet West and 726.62 feet South of the Northeast Corner of South Half of Northwest Quarter (S/2 of NW/4) of Section 31, Township 9 South, Range 8 West, Louisiana Meridian, thence South 6 degrees 01 minutes West a distance of 150 feet, being on the same line as established by boundary agreement bearing File No. 503042 of the records of Calcasieu Parish, Louisiana, thence South 80 degrees 35 minutes East a distance of 100 feet, thence North 6 degrees 01 minutes East a distance of 150 feet, thence North 80 degrees 35 minutes West a distance of 100 feet to point of commencement, together with the limited right to non-exclusively use a non-exclusive easement 50 feet in width along the entire East and South boundary lines of said tract, all as reflected in that certain deed from Sam D. Sonnier to Cities Service Oil Company recorded bearing File Number 1163749; together with all rights of ways, privileges and servitudes thereunder belonging or in any manner appertaining, together will all buildings and improvements thereon and all fixtures, accessories or other equipment, including all heating, cooling, laundry, cooking, refrigeration, ventilating, air conditioning, washing, drying or storage units, equipment or systems located on, in or attached thereto or dedicated to the use of said property and which are hereby declared to be immovable by Beeber (all herein called the "Property").


TRACT #2

     A certain tract of land, together with all the appurtenances and improvements thereon, situated in the Southeast Quarter of the Northwest Quarter (SE/4 of NW/4) of Section 31, Township 9 South, Range 8 West, Parish of Calcasieu, State of Louisiana, which is described as follows: For the point of commencement being 110 feet due West of the Southwest Corner of Block 30 of the Thomas Bilbo and Ann Lawrence Subdivision in the City of Lake Charles, Louisiana, and from that point North 57 degrees 50 minutes West 830.5 feet, and thence North 80 degrees 35 minutes West 200 feet; from the said point of commencement run North 6 degrees 01 minutes East 337 feet to the right of way of public highway; thence North 80 degrees 35 minutes West 400 feet along the Southerly side of the public highway right of way to the most Westerly Corner of the property acquired by the Department of Highways from John A. Bel, et al, on March




                                                       1

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September 18, 1995




17, 1950; thence South 6 degrees 01 minutes West 337 feet to the bed of Lake Charles and the common boundary with the State of Louisiana; thence South 80 degrees 35 minutes East 400 feet along the boundary with the State of Louisiana as fixed by an agreement filed in the Calcasieu Parish Conveyance Records July 26, 1951; bearing File No. 503042 to the said point of commencement; together with all riparian or other rights appertaining thereto; the aforesaid property conveyed hereunder being the Westerly 400 feet of the land designated "property of John Albert Bel, et al" on the plat attached to the aforesaid boundary agreement bearing File No. 503042;

                  LESS AND EXCEPT:

                  Commencing at the Northwest Corner of a tract of land on Lake Charles being the Northwest Corner of property acquired by Sam Sonnier by deed recorded in Book 1068 at Page 49 of the conveyance Records of Calcasieu Parish, Louisiana, said point of commencement being on the South right of way line of Highway I-10 and located 925.7 feet West and 726.62 feet South of the Northeast Corner of South Half of Northwest Quarter (S/2 of NW/4) of Section 31, Township 9 South, Range 8 West, Louisiana Meridian, thence South 6 degrees 01 minutes West a distance of 150 feet, being on the same line as established by boundary agreement bearing File No. 503042 of the records of Calcasieu Parish, Louisiana, thence South 80 degrees 35 minutes East a distance of 100 feet, thence North 6 degrees 01 minutes East a distance of 150 feet, thence North 80 degrees 35 minutes West a distance of 100 feet to point of commencement, together with the limited right to non-exclusively use a non-exclusive easement 50 feet in width along the entire East and South boundary lines of said tract, all as reflected in that certain deed from Sam D. Sonnier to Cities Service Oil Company recorded bearing File No. 1163749;

                  All as shown on the plat of survey prepared by George F. Webb, Jr., dated June 8, 1982, which is recorded in Mortgage Book 1137, Page 154, of the records of Calcasieu Parish, Louisiana, together with all rights of ways, privileges and servitudes thereunto belonging or in any manner appertaining, together will all buildings and improvements thereon and all fixtures, accessories or other equipment, including all heating, cooling, laundry, cooking, refrigeration, ventilating, air conditioning, washing, drying or storage units, equipment or systems located on, in or attached thereto or dedicated to the use of said property and which are hereby declared to be immovable by Beeber (all herein called the "Property").


TRACT #3

                  A certain tract or parcel of land situated in the Northwest Quarter of Section 31, Township 9 South, Range 8 West, Southwestern Land District of Louisiana, and being




                                                       2

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September 18, 1995




more particularly described as follows:

                  A certain 50 foot strip of right of way beginning at a point which lies 12.00 feet South of the southerly right of way line of US Highway 90; thence proceed South 6 degrees 01 minutes West a distance of 325.00 feet to a point on the lake front of Lake Charles; thence proceed in an easterly direction to a line parallel and 50.00 feet from the westerly boundary line of said 50.00 foot strip; thence proceed North 6 degrees 01 minutes East a distance of 325.00 feet to a point 12.00 feet from the southerly right of way line of US Highway 90; thence proceed in a westerly direction to the point of beginning; said strip containing approximately 16,250.0 square feet, as shown on plat attached hereto and made a part hereof, together with all improvements, servitudes, and rights-of-way in any wise belonging or appertaining thereto.






                                                       3

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September 18, 1995




                                                    EXHIBIT "B"

                                                    PERSONALTY

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September 18, 1995




                                                    EXHIBIT "C"

                                                ASSIGNED CONTRACTS





                                                       1

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September 18, 1995




                                                    EXHIBIT "D"

                                                  EXCLUDED ASSETS

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September 18, 1995




                                                    EXHIBIT "E"

                                                   TITLE MATTERS


Title to the Premises shall be subject to the following Permitted Encumbrances:

     1. The following easements to Gulf States Utilities Company:

     (a) from Sam D. Sonnier dated 10/27/69 recorded in C.B. 1098, Page 500.

     (b) from The Beeber Corporation filed 11/19/93 recorded in C.B. 2398, Page
796. - Page 290

     (c) from The Beeber Corporation filed 11/19/93 recorded in C.B. 2398, Page 801.

     2. Restrictions as follows:

     (a) A building restriction line as established by Legislative Act 1954,
Article 14, Section 44 of the Louisiana Constitution which prevents erection of any buildings, shelters or other structures within a distance of 200' from the surveyed centerline of U.S. Highway 90 (Interstate 10).

     (b) The restrictions contained in the deed from the State of Louisiana as set forth in the Deed recorded in C.B. 2387, Page 575 as follows:

     The parties hereto specifically agree that, no junk yards, as defined in Title 23 U.S.C., Section 136, and in Title 48, Section 461.1 of the Louisiana Revised Statutes, shall hereinafter be established or maintained on the land conveyed and no signs, billboards, outdoor advertising structures or advertisement of any kind, as provided for in Title 23. U.S.C., Section 131, and as provided for in Title 48, Section 461 et seq. of the Louisiana Revised Statutes, shall be hereinafter erected, displayed, placed or maintained upon or within the above described land, except that signs may be erected and maintained to advertise the sale, hire or lease of the property, or the principal activities conducted upon the land upon which the signs are located.

     3. A reservation in the favor of the State of Louisiana as contained in the Deed in C.B. 2387, Page 575 which provides for the exclusion from the Premises as Tract #3 of any and all right, title and interest of the State of Louisiana in, on or under any highway, road, street, alley, railroad or other right of way upon which the Premises fronts and by which it is bounded.

     4. A mineral reservation to the State of Louisiana, if any, under Tract #3 or in favor of the Vendors, Piney Woods Corporation, et al. in the Deed recorded in C.B. 2387, Page 580 in which the said Vendors reserved to themselves, their heirs, successors and assigns, any and all




                                                       1

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AC-57140/3
September 18, 1995




rights, if any, which the Vendors may have in any oil, gas or other minerals in, on or under the property conveyed.

AC-57140/3
September 18, 1995




                                  EXHIBIT "F"

                   LABOR AND EMPLOYMENT AGREEMENTS AND PLANS

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September 18, 1995




                                  EXHIBIT "G"

                         GENERAL WARRANTY BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS, that THE BEEBER CORPORATION, a Louisiana corporation having an address at 507 Lake Shore Drive, Lake Charles, Louisiana 70601 ("Seller") , for and in consideration of the sum of $6,700,000 to it in hand paid or to be paid in accordance with the terms of a certain Asset Purchase Agreement dated of even date herewith (the "Agreement") by PLAYERS LAKE CHARLES, INC., a Louisiana corporation having an address at 800 Bilbo Street, Lake Charles, Louisiana 70601 ("Buyer"), the receipt and sufficiency of which is hereby acknowledged, Has and does by these presents sell, grant, bargain, assign and deliver unto Buyer the following:

     (1) All items of furniture, furnishings, fixtures, equipment, machinery, parts, tools, vehicles and all other tangible personal property owned by Seller and located in or about and employed in the operation of the Premises (as defined in the Agreement), a current inventory of which is annexed hereto and by this reference made a part hereof (the "Personalty").

     (2) All of Seller's "Inventory of Supplies", which term shall include such paper goods, maintenance and cleaning supplies, towels and linens and similar disposable and expendable supplies employed by Seller in connection with the operation of the Business (as defined in the Agreement) existing on the date hereof, including, without limitation, the items listed on the statement of Inventory of Supplies attached hereto and by this reference made a part hereof.

     (3) All personal property attached to or used in connection with the operation of the Premises, including without limitation items which could be deemed fixtures thereto.

     (4) All of Seller's claims and rights (and benefits arising therefrom) with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Personalty or Inventory of Supplies or any other assets described herein.

     TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.

     AND SELLER, for itself and its affiliates, successors and assigns, and for the heirs and personal representative of any of the foregoing, does hereby covenant and agree that it will forever warrant and defend (with full subrogation to all rights and actions of warranty against all prior owners and vendors) the foregoing properties and assets unto Buyer, its affiliates, successors and assigns, and the heirs and personal representative of any of the foregoing, against the claims and demands of all persons whomsoever.





                                                       1

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AC-57140/3
September 18, 1995





     THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of
_______ 1995.

                                           THE BEEBER CORPORATION, a Louisiana
corporation
WITNESSES:

__________________         BY:___________________________
                                Name:  William D. Woodward
                                Title: President
------------------

                                            ---------------------------
                                                   NOTARY PUBLIC


                  THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of _______ 1995.


                            PLAYERS LAKE CHARLES, INC., a Louisiana corporation
WITNESSES:

__________________                               BY:___________________________
                                                    David Fishman, President
------------------


                                            ---------------------------
                                                   NOTARY PUBLIC

AC-57140/3
September 18, 1995




                                  EXHIBIT "H"

                          GENERAL WARRANTY ASSIGNMENT


     THIS ASSIGNMENT, made this ____ day of _______ 1995, by THE BEEBER CORPORATION, a Louisiana corporation ("Assignor"), to PLAYERS LAKE CHARLES, INC., a Louisiana corporation, its assignee or nominee ("Assignee"), for and in consideration of the sum of $6,700,000.00 to Assignor in hand paid or to be paid by Assignee to Assignor in accordance with the terms of that certain Asset Purchase Agreement between Assignor and Assignee of even date herewith (the "Definitive Agreement"; any capitalized terms not specifically defined herein shall have the meanings given under the Definitive Agreement), the receipt and sufficiency of which is hereby acknowledged.

     1. Assignment. Assignor does hereby grant, sell, assign, convey, transfer, set over and deliver to Assignee, all of Assignor's right, title and interest in, to and under the following:

     (a) Any and all prepaid room charges and advance deposits held by Assignor, a schedule of such prepaid room charges and advance deposits listed on Exhibit "A" annexed hereto and by this reference made a part hereof;

     (b) Any and all licenses, permits, registrations and governmental approvals, agreements and consents applied for, pending by, issued or given to Assignor, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by Assignor, which is in effect or has been applied for or is pending, including all licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to any applicable federal, state and local environmental statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever;

     (c) any and all contracts, license agreements, distribution agreements, sales representative agreements, service agreements, supply agreements, franchise agreements, computer software agreements and technical service agreements listed on Exhibit "B" annexed hereto and by this reference made a part hereof;

     (d) any and all of Seller's right, title and interest in, to and under that certain Lease dated May 18 and 19, 1993 between Seller, as landlord, and Buyer, as tenant, relating to portions of the Premises, as supplemented and/or amended;

     (e) any and all computer software, including all documentation and source codes with respect to such software and licenses and leases of software, all




                                                       1

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AC-57140/3
September 18, 1995




marketing and promotional materials, catalogues and advertising literature, and all telephone numbers of Seller;

     (f) any and all customer lists, customer records and information, and all books and records;

     (g) any and all rights of Assignor, if any, in and to the name "Players Lakefront Hotel";

     (h) any and all of Assignor's claims and rights (and benefits arising therefrom) with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Personalty or Inventory of Supplies or any other Assets; and

     (i) any other intangible rights, assets or properties of Seller sold by Seller to Buyer pursuant to the provisions of the Definitive Agreement.

TO HAVE AND TO HOLD unto Assignee, its successors and assigns, forever.

     2. Warranty. Assignor, for itself and its affiliates, successors and assigns, and for the heirs and personal representative of any of the foregoing, does hereby covenant and agree that it will forever warrant and defend (with full subrogation to all rights and actions of warranty against all prior owners and vendors) the foregoing properties and assets unto Assignee, its affiliates, successors and assigns, and the heirs and personal representative of any of the foregoing, against the claims and demands of all persons whomsoever.

     3. Incorporation of Definitive Agreement. Each and every provision of the Definitive Agreement is hereby incorporated in this Assignment as if set forth here at length. Without limiting the generality of the foregoing, it is specifically acknowledged and agreed that the representations and warranties, the indemnification obligations, and any continuing payment obligations of Assignor and Assignee, and all other provisions of the Definitive Agreement, shall survive the closing of this transaction and the execution and delivery hereof.





                                                       2

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September 18, 1995




     THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of
_______ 1995.

                                THE BEEBER CORPORATION, a Louisiana corporation
WITNESSES:

__________________                               BY:___________________________
                                                 Name:  William D. Woodward
                                                 Title:  President
------------------

                                            ---------------------------
                                                   NOTARY PUBLIC


     THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of
_______ 1995.


                            PLAYERS LAKE CHARLES, INC., a Louisiana corporation
WITNESSES:

__________________                               BY:___________________________
                                                 David Fishman, President
------------------


                                            ---------------------------
                                                   NOTARY PUBLIC






                                                       3

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September 18, 1995




                                             Exhibit "A" To Assignment

                                PREPAID ROOM CHARGES AND ADVANCE DEPOSITS





                                                       4

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September 18, 1995




                           Exhibit "B" To Assignment

                      ASSIGNED CONTRACTS, AGREEMENTS, ETC.

AC-57140/3
September 18, 1995




                                  EXHIBIT "I"

                         REGISTRATION RIGHTS AGREEMENT

                          PLAYERS INTERNATIONAL, INC.
                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109

                                August 18, 1995

THE BEEBER CORPORATION
507 North Lake Shore Drive
Lake Charles, Louisiana 70601

ATTENTION:  William D. Woodward, President

Dear Sirs:

         This will confirm the rights of The Beeber Corporation ("you") to have shares registered under the Securities Act under the asset purchase agreement of even date between our corporation ("Players") and you (the "Agreement"), and certain other matters.

         1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Registration Expenses" means the expenses so described in
Section 7.

                  "Restricted Stock" means shares of Common Stock of Players issued to you on even date herewith, the certificates for which are required to bear the legend set forth in Section 2, excluding shares which may at the time be sold pursuant to Rule 144 under the Securities Act or which may be otherwise sold without registration under the Securities Act.

                  "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" means the expenses so described in
Section 6.

         2. Restrictive Legend. Each Certificate representing shares issued to you on even date herewith and, except as otherwise provided in Section 3, each certificate issued upon exchange or registration of transfer of any such shares shall be stamped or otherwise imprinted with a legend substantially in the following form:





                                                       1

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September 18, 1995




                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE 1933 ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Section 4 and 5), the holder thereof shall give written notice to Players of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and, if requested by Players, shall be accompanied by an opinion of the stockholder's counsel reasonably satisfactory to Players to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of its notice if such opinion of counsel is satisfactory in form and substance to counsel for Players. Each certificate approved for transfer as above provided shall bear the legend set forth in
Section 2, except that such certificate shall not bear such legend if (i) such transfer is made, in the opinion of Players' counsel, pursuant to an effective registration statement or in accordance with the provisions of Rule 144 (or any other statutory provisions or rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel which is satisfactory in form and substance to Players' counsel is to the further effect that the transferee and any subsequent transferee (other than an affiliate of Players) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         4. Limitation on Registration Rights. Players shall not be required to register under the Securities Act all or any portion of the shares of Restricted Stock, except as required in Section 5 hereof. Notwithstanding anything contained in Section 5 hereof, Players shall not be obligated to register shares of Restricted Stock hereunder to the extent such shares are salable pursuant to Rule 144 under the Securities Act. The obligations of Players to register shares of Restricted Stock hereunder shall terminate on the date on which such shares may be sold pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything herein to the contrary, and not in limitation of any of Players' other rights hereunder, Players' obligations to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days if, in the reasonable and good faith opinion of Players, such registration or the sale of shares of Restricted Stock pursuant to such registration would not be in the best interest of Players.

         5. Incidental Registration. If Players at any time proposes to register any of its securities, which are of the same type and class as the Restricted Stock, under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-8, S-4 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, given within 20 days after receipt of any such notice, to register any of its Restricted Stock (which




                                                       2

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September 18, 1995




request shall state the intended method of disposition thereof), Players will use reasonable efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Players. Alternatively, Players may, in its sole discretion, file a separate registration statement covering the Restricted Stock as to which registration shall have been requested. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the Restricted Stock to be registered must be sold through the underwriters and the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold, and the shares selected to be sold shall be selected in the following order of priority: First, primary financings by Players and shares of persons who have the right to initiate a registration statement; then to persons who have "piggyback rights" including, without limitation, rights generally comparable to those set forth in this Section 5 hereof, pursuant to agreements entered into prior to the date hereof; then to the holders of Restricted Stock; then to all other persons who have acquired such "piggyback" rights pursuant to agreements entered into after the date hereof. If the total number of shares of Restricted Stock requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, the number of shares registered, if any, by each person in the last priority, including a holder of Restricted Stock if such holders are in the last priority whose shares are to be registered, shall be reduced pro rata according to the number of shares requested by each such holder to be registered. Notwithstanding the foregoing provisions, Players may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock, and may terminate any offering after the registration statement becomes effective at any time at Players' sole discretion.

         6. Registration Procedures and Expenses. If and whenever Players is required by the provisions of Section 5 to offer incidental registration rights to the holders of Restricted Stock, and such offer is accepted by any such holder in accordance with the requirements of this Agreement, Players will:

                  (a) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (b) use its good faith efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or the managing underwriter reasonably shall request; provided, however, that Players shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process or taxation in any such jurisdiction;

                  (c) immediately notify each seller of Restricted Stock under such registration




                                                       3

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September 18, 1995




statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which Players has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; upon receipt of such notice, the holder of registered shares will discontinue any sales of registered stock; upon giving of such notice Players will file such amendments or supplements to the registration statement promptly to eliminate such misstatement or omission and will advise the holder of the registered shares that it has done so, whereupon the holder may recommence its sale of registered stock; and

                  (d) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Players, and cause Players' officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to Players in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  Players and each seller of Restricted Stock agree to enter into a written agreement with any managing underwriter selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to Players and such seller of Restricted Stock and as are customary in the securities business for such an arrangement between such underwriter, such seller and companies of Players' size and investment stature.

                  Players will give the selling holders of Restricted Stock two days' advance notice of its anticipated filing date of the registration statement and amendments thereto.

         7. Expenses. All expenses incurred by Players in complying with Section 5 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for Players, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of outstanding shares of Restricted Stock being registered are called "Selling Expenses."




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AC-57140/3
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                  Players will pay all Registration Expenses. All Selling
Expenses shall be borne by the participating sellers, in proportion to the number of shares sold by each unless they otherwise agree among themselves.

         8.       Indemnification.

                  (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant hereto, Players will indemnify and hold harmless each seller of such Restricted Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Players will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller of Restricted Stock, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant hereto, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless Players and each person, if any, who controls Players within the meaning of the Securities Act, each officer of Players who signs the registration statement, each director of and person who controls Players, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Players or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant hereto, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Players and each such officer, director, controlling person, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder

AC-57140/3
September 18, 1995




in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to Players by such seller specifically for use in such registration statement or prospectus.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party hereunder, will notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this Section 8, unless such failure shall have prejudiced the indemnifying party's defense of such claim. In case any such action shall be brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) No indemnifying party shall be liable for any amounts paid in a Closing effected without the consent of the indemnifying party, which consent shall not be withheld unreasonably.

                  (e) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         9.       Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all proper subsequent holders from time to time of the Restricted Stock.

AC-57140/3
September 18, 1995





                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:
                           if to the Company, to it at its office at:

                           3900 Paradise Road, Suite 135
                           Las Vegas, Nevada 89109
                           Attention:  Chief Financial Officer;

                           if to you, at the address stated in this letter;

                           if to a subsequent holder of Restricted Stock, to it
at such address as may have been furnished to Players in writing by such holder;

                           or, in any case, at such other address or addresses
as shall have been furnished in writing to Players (in your case or other holder of Restricted Stock) or to the holders of Restricted Stock or you (in the case of Players).

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the holders of at least a majority in interest of the outstanding shares of Restricted Stock treated as a single class.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) Notwithstanding anything herein to the contrary, Players shall not be obligated to include any Restricted Stock in a registration statement unless the stock has been issued to the person requesting registration prior to the time the registration statement is initially filed with the Commission. Players will use reasonable efforts to advise the person requesting registration of the anticipated filing and effective dates of the registration statement.

                  (g) Notwithstanding anything herein to the contrary, the holder of any Restricted Stock will delay any registered or other sales of Restricted Stock to the extent required by the managing underwriter of any underwritten sale of Players Common Stock, for a period of up to 120 days. No Restricted Stock may be transferred except to a person who undertakes, by a written instrument satisfactory in form and substance to Players, to be bound by this Agreement.

                  (h) Rule 144 Reporting. With a view to making available to Beeber the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Stock to the public without registration, Players agrees when required by law:

AC-57140/3
September 18, 1995





                           (i)      To make and keep public information
available, as those terms are understood and defined in SEC Rule 144, at all times;

                           (ii)     To use its best efforts to file with the SEC
in a timely manner all reports and other documents required of Players under the Securities and the Securities Exchange Act of 1934;

                           (iii)    So long as Beeber owns any Restricted Stock,
to furnish Beeber forthwith upon its request a written statement by Players as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act; a copy of the most recent annual or quarterly report of Players; and such other reports and documents so filed by Players as Beeber may reasonably request in availing itself of any rule or regulation of the SEC allowing Beeber to sell any such securities without registration.

                  (i) Conflict. In the event of any conflict between the terms of this Agreement and the asset purchase agreement, the terms of this Agreement shall control.

                  (j) Transfer of Registration Rights. You shall not transfer, convey, pledge or assign your rights under this Agreement (the "Registration Rights"), nor any portion thereof or rights therein, under any circumstances except as specifically permitted under this Subsection 9(j).

                           (i)      Upon delivery of prior written notice to
Players, you may transfer, convey, pledge or assign the Registration Rights to William Woodward, Elizabeth Woodward, Timothy Vaughan, or to any member of the immediate family (i.e., parent, spouse, child or grandchild) of any of the aforenamed, or to a trust for the benefit of any of the foregoing.

                           (ii)     Upon Players' prior written approval, which
approval shall not be unreasonably withheld, you or William Woodward, Elizabeth Woodward or Timothy Vaughan may pledge the Registration Rights any may have to any Institutional Lender (as hereinafter defined) to secure any loan to any of them. An "Institutional Lender" shall mean (i) a federally regulated bank, savings and loan association, trust company and insurance company, or (ii) any pension, retirement or welfare fund, or other non-profit organization where the investment policy and financial condition of the fund or organization is subject to the supervision or audit of the Banking or Insurance Departments of the State of Louisiana or the Treasurer of the State of Louisiana.





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AC-57140/3
September 18, 1995





         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between Players and you.

                                            Very truly yours,

                                            PLAYERS INTERNATIONAL, INC.


                        By:____________________________
                        Name:    Howard Goldberg
                        Title:   President

AGREED TO AND ACCEPTED as of the date first above written.

THE BEEBER CORPORATION


BY:_______________________________
         William D. Woodward, President

AC-57140/3
September 18, 1995




                                  EXHIBIT "J"


                            TERMINATION AND RELEASE


         THIS TERMINATION AND RELEASE, made as of the ___ day of _______ 1995, by and between THE BEEBER CORPORATION, a Louisiana corporation having an address at 507 Lake Shore Drive, Lake Charles, Louisiana 70601 ("Landlord") and PLAYERS LAKE CHARLES, INC., a Louisiana corporation having an address at 800 Bilbo Street, Lake Charles, Louisiana 70601 ("Tenant").

                                    RECITALS

         WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of May 18 & 19, 1993, and to certain supplements and amendments thereto, dated as of various dates, covering certain lands, premises, buildings, improvements and appurtenances located in Lake Charles, Calcasieu Parish, Louisiana (collectively, the "Lease"); and

         WHEREAS, on even date herewith, Landlord is selling and conveying to Tenant, and Tenant is purchasing and taking from Landlord, various real and personal properties, including the Lease, and the "Premises" covered by the Lease, all pursuant to and in accordance with the terms of a certain Asset Purchase Agreement dated of even date herewith between Landlord and Tenant (the "Agreement"; any capitalized terms not specifically defined herein shall have the meanings given under the Agreement)

         WHEREAS, Landlord and Tenant desire to confirm the termination of the Lease by virtue of such purchase and sale, and the termination of Tenant's liability thereunder, as and to the extent hereinafter provided:

         NOW, THEREFORE, in consideration of the payment of the Purchase Price and the sale and conveyance of the Assets, and for the other mutual promises, agreements and payments made or to be made under the terms of the Agreement, Landlord and Tenant hereby agree as follows:

         1. Termination of Lease. Except as specifically set forth in the Agreement or in any other agreement or instrument between Landlord and Tenant relating to the Agreement, the Lease is hereby terminated, and shall be of no further force or effect from and after the date hereof. Notwithstanding the foregoing, all agreements of indemnity contained in the Lease shall survive the execution and delivery hereof.

         2.   Release of Tenant.   Landlord, for itself and its successors and
assigns, and for any other party claiming by, through or under Landlord, does hereby release and forever discharge Tenant, and

AC-57140/3
September 18, 1995



its parent, affiliate and subsidiary companies, and their successors and assigns, and any and every of the respective officers, agents and employees of any of the foregoing, of and from any and all claims, demands, damages, liability, obligations, defaults, Events of Default, actions, causes of action or suits of whatsoever kind or nature (including, without limitation, the continuation of any condition or state of facts already claimed by Landlord or any other party to constitute a default or Event of Default), known and unknown, arising, directly or indirectly, from, under or in connection with the Lease.

         3. Reliance; Enforcement. Landlord acknowledges Tenant's material reliance upon the provisions of this Termination and Release, and agrees that it may be specifically enforced in any court of competent jurisdiction.

         THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of _______ 1995.

                               THE BEEBER CORPORATION, a Louisiana corporation
WITNESSES:

__________________                          BY:___________________________
                                            Name:  William D. Woodward
                                            Title:  President
------------------

                                            ---------------------------
                                                   NOTARY PUBLIC


         THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at _____________________________ on this ____ day of _______ 1995.


         PLAYERS LAKE CHARLES, INC., a Louisiana corporation
WITNESSES:

__________________                              BY:___________________________
                                                     David Fishman, President
------------------


                                            ---------------------------
                                                   NOTARY PUBLIC





                                                       2

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